UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 24, 2017
Date of report (Date of earliest event reported)

SUPPORT.COM, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-30901	94-3282005
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1200 Crossman Ave., Suite 210, Sunnyvale, CA 94089
(Address of Principal Executive Offices) (Zip Code)

(650) 556-9440
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

Previously, Support.com, Inc. (the “Company”) and Comcast Cable Communications Management, LLC (“Comcast”) entered into a Master Services Agreement, Call Handling Services, effective October 1, 2013 (the “Agreement”) covering the Company’s provision of certain sales and customer support services for Comcast’s actual and prospective customers.  The foregoing descriptions and references to the Agreement are qualified in their entirety by reference to the previously disclosed document, which is incorporated by reference herein.

On July 24, 2017, the Company and Comcast entered into “Amendment #3 to Master Services Agreement Call Handling Services” (the “Amendment”) which provides for the Company, as a vendor providing services on behalf of Comcast, to comply with Comcast’s customer approval policies, procedures and technical requirements for obtaining consent from customers for any changes to products, services or rates on such customer’s accounts with Comcast.  This Amendment would require the Company to assure that its technical support agents that deliver services for Comcast’s customers complete specific training and adhere to certain procedures required by Comcast, and for the Company to periodically confirm such compliance by completing a certification attached to the Amendment as an Exhibit.

The foregoing description and references to the Amendment are qualified in their entirety by reference to the actual document, which is attached as an exhibit hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment #3 to Master Services Agreement Call Handling Services, between Comcast and Company, entered into July 24, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2017

SUPPORT.COM, INC.

By:	/s/ Michelle Johnson
Name:	Michelle Johnson
Title:	VP, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment #3 to Master Services Agreement Call Handling Services, entered into July 24, 2017.